EXHIBIT (8)(n)(1)

AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT (FIDELITY)

AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT

BETWEEN FIDELITY DISTRIBUTORS CORPORATION AND

ML LIFE INSURANCE COMPANY OF NEW YORK

THIS AMENDMENT, dated as of the 1st day of March, 2005, by and among Fideity Distributors Corporation, a Massachusetts company, (the “Underwriter”) and ML Life Insurance Company of New York (the “Company”),

WITNESSETH

WHEREAS, the Underwriter and the Company heretofore entered into a Participation Agreement dated October 11, 2002, (the “Agreement”) with regard to separate accounts established for variable life insurance and/or variable annuity contracts offered by the Company, and

WHEREAS, the Underwriter and the Company desire to amend Schedule A to the Agreement in accordance with the terms of the Agreement

NOW, THEREFORE, in consideration of the above premises, the Underwriter and the Company hereby agree

1.	Amendment Schedule A, as applicable, to the Agreement is amended in to read in its entirety as Schedule A attached hereto

2.	Effectiveness The revised Schedule A of the Agreement shall be effective as of the date hereof

3.	Continuation Except as set forth above, the Agreement shall remain in full force and effect in accordance with its terms

4.	Counterparts This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original

(Signatures located on following page)

IN WITNESS WHEREOF, the Fund, the Underwriter and the Company have caused this Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

FIDEILTY DISTRIBUTORS		ML LIFE INSURANCE COMPANY
CORPORATION		OF NEW YORK

By	/s/ Don Holborn	By	/s/ Edward W. Diffin Jr.
Name	Don Holborn	Name	Edward W. Diffin Jr.
Title	EVP	Title	VP & Sr Counsel
Date	3/3/05	Date	3/11/05

Schedule A

SEPARATE ACCOUNTS UTILIZING THE FUNDS

ML of New York Variable Annuity Separate Account D

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

Merrill Lynch IRA Annuity

Contract No. MLNY-VA-006

Merrill Lynch Investor ChoiceSM Annuity

Contract No. MLNY-VA-010

As of March 4, 2005

Schedule B

Designated Portfolio and Class

Fidelity Advisor Series I – Advisor Equity Growth Fund	Class A

Fidelity Advisor Series I – Advisor Mid Cap Growth Fund	Class A

Fidelity Advisor Series III – Advisor Overseas Fund	Class A

As of March 4, 2005